                                                                                              Roto-Rooter, pg. 1

CONTACT:  Timothy S. O'Toole                                           FOR IMMEDIATE RELEASE
                 (513) 762-6702

                         Roto-Rooter Inc. Reports Third-Quarter Earnings of $.32 per Share
                         -----------------------------------------------------------------

                  CINCINNATI, October 16, 2003--Roto-Rooter Inc. (NYSE:RRR)
(OTCBB:CHEQP) today reported net income of $.32 per share for the third quarter, ended
September 30, 2003, as compared with net income of $.72 per share in the 2002 third quarter.
Net income in the year-ago third quarter included $.40 per share from discontinued operations.
                  Service revenues and sales from continuing operations for the 2003 third quarter were $75.2 million as compared with $75.3 million in the 2002 third quarter. Revenues of Roto-
Rooter's Plumbing and Drain Service segment grew 5.2% to $63.3 million as compared with
$60.2 million in the same prior-year quarter.
                  For the third quarter, Roto-Rooter's net cash provided by operating activities--that is, cash provided by operations before capital expenditures and other investing and financing activities--totaled $5.5 million in 2003 versus $10.7 million in 2002 which included $2.2 million from discontinued operations.
                  Year to date, for the nine months ended September 30, 2003,
Roto-Rooter's net income was $.86 per share as compared with $1.66 per share in the same prior-year period.  Net income for year-to-date 2003 included capital gains on

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the sales of investments of $.34 per share and severance charges of $.24 per share.  Net income for the comparable 2002 period included income from discontinued operations of $.60 per share and capital gains on the sales of investments of $.08 per share.
                  Service revenues and sales from continuing operations for year-to-date 2003 totaled $230.1 million versus $235.3 million in 2002.  Net cash provided by operating activities for the first nine months of 2003 amounted to $17.0 million versus $29.2 million for the comparable 2002 period which included $5.3 million from discontinued operations.
                  Commenting on the company's operations, Roto-Rooter President and Chief
Executive Officer Kevin J. McNamara said, "We're encouraged by the 5% growth in revenues at the Plumbing and Drain Service segment in the 2003 third quarter versus the 2002 third quarter.
In addition, within that segment, revenues from
Roto-Rooter's franchising activities and product and equipment sales increased by 14% to $2.0 million in the 2003 third quarter.  Also, in early October, Roto-Rooter completed the acquisition of the New Orleans franchise, which serves areas with a population of 1.1 million.
                  "Net income from the Plumbing and Drain Service segment totaled $1.9 million in the 2003 third quarter, 19% below the year-ago third quarter's net income of $2.4 million.
Insurance and legal costs, along with investments in marketing and

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training, continue to negatively impact margins.
                  "Service America, our appliance and heating/air-conditioning repair segment, recorded net income of $51,000 in the 2003 third quarter compared with $166,000 in the 2002 third quarter.  Revenues at Service America totaled $11.8 million, 22% below the year-ago third quarter.  Nonetheless, through the nine months ended September 30, 2003, Service America has generated $2.9 million in net cash flow for the company."
                  Commenting on the company's financial activities, Mr. McNamara said,
"Corporate Investing and Financing activities generated $1.3 million of income in the 2003 third quarter as compared with $642,000 in the prior-year third quarter.  Of this $1.3 million, the redemption of our Vitas Healthcare Corporation preferred stock generated an aftertax capital gain of $1.2 million in August.  The subsequent loss of Vitas' dividend payment accounted for a
$301,000 decline in dividend income for the third quarter of 2003.  Interest income also declined substantially when compared with the 2002 third quarter during which the company received an aftertax interest refund of $530,000 related to a tax refund on our 1997 sale of The Omnia
Group."
                  Continuing, Mr. McNamara said, "Importantly, in October, Roto-Rooter exercised a portion of its Vitas warrants, acquiring 4,158,000 shares of Vitas common stock at a cost of
$18 million.  Roto-Rooter's holdings in Vitas represent approximately 37% of Vitas' outstanding common stock.  On this basis, Roto-Rooter anticipates

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                                                                                                 Roto-Rooter, pg. 4

recording equity earnings from Vitas beginning in the 2003 fourth quarter.  On a full-year basis, we expect the equity income from the Vitas earnings to exceed the dividend income Roto-Rooter historically recorded from the Vitas preferred stock.
                  "Roto-Rooter continues to hold a warrant for an additional 1,636,000 shares of
Vitas common stock at a total price of $9 million.  Assuming Roto-Rooter would exercise this remaining warrant, our total investment in the common shares of Vitas would represent approximately 45% of Vitas' outstanding shares."
                  Concluding, Mr. McNamara said, "Vitas Healthcare is the leading provider of hospice services in the United States with revenues exceeding $359 million for its most recently completed fiscal year, ended September 30, 2002.  Roto-Rooter has held its investment in Vitas since 1991 and expects that Vitas will provide substantial future growth."
                  Reflecting its confidence in Roto-Rooter's solid financial position and future earnings potential, in August, the Board of Directors declared a quarterly dividend of $.12 per share, which was paid in September.  This represented
Roto-Rooter's 129th consecutive quarterly dividend.
                  Roto-Rooter Inc. (www.RotoRooter.com), headquartered in Cincinnati, is a New
York Stock Exchange-listed corporation operating in the residential and commercial repair-and-
maintenance-service industry through two wholly owned subsidiaries.  Roto-Rooter is North
America's largest provider of plumbing and drain

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                                                                                                 Roto-Rooter, pg. 5

cleaning services.  Service America Network Inc. provides major-appliance and heating/air-
conditioning repair, maintenance, and replacement services.
                  Statements in this press release or in other Roto-Rooter communications may relate to future events or Roto-Rooter's future performance.  Such statements are forward-
looking statements and are based on present information Roto-Rooter has related to its existing business circumstances.  Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements.  Further, investors are cautioned that Roto-Rooter does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.
                                                        ###

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 ROTO-ROOTER, INC.
 CONSOLIDATED STATEMENT OF INCOME
 (in thousands, except per share data)(unaudited)

                                                           Three Months Ended                 Nine Months Ended
                                                              September 30,                      September 30,
                                                     ---------------------------        -----------------------------
                                                          2003              2002             2003               2002
                                                     -----------       -----------      ----------        -----------
 Continuing Operations
          Service revenues and sales                 $    75,172       $    75,322      $  230,088        $  235,257
          --------------------------                 -----------       -----------      ----------        ----------
          Cost of services provided and goods sold        44,215            44,314         135,978           139,446
          General and administrative expenses             14,138            11,537          45,194 (c)        36,699
          Selling and marketing expenses                  11,003            10,304          33,420            33,085
          Depreciation                                     2,983             3,424           9,025            10,402
                                                     -----------       -----------      ----------        ----------
                  Total costs and expenses                72,339            69,579         223,617           219,632
                                                     -----------       -----------      ----------        ----------
                   Income from  operations                 2,833             5,743           6,471            15,625
          Interest expense                                  (487)             (709)         (1,625)           (2,245)
          Distributions on preferred securities             (268)             (268)           (804)             (809)
          Other income--net                                3,048 (a)           268 (b        9,765 (d)         3,810 (e)
                                                     -----------       -----------      ----------        ----------
                   Income before income taxes              5,126 (a)         5,034 (b)      13,807 (c,d)      16,381 (e)
          Income taxes.                                   (1,910)           (1,856)         (5,246)           (5,953)
                                                     -----------       -----------      ----------        ----------
                   Income from continuing operations       3,216 (a)         3,178 (b)       8,561 (c,d)      10,428 (e)
 Discontinued Operations                                       -             3,929               -             5,920
                                                     -----------       -----------      ----------        ----------
 Net Income                                          $     3,216 (a)   $     7,107 (b)  $    8,561 (c,d)  $   16,348 (e)
                                                     ===========       ===========      ==========        ==========

 Earnings Per Share
          Income from continuing operations          $      0.32 (a)   $      0.32 (b)  $     0.86 (c,d)  $     1.06 (e)
                                                     ===========       ===========      ==========        ==========
          Net income                                 $      0.32 (a)   $      0.72 (b)  $     0.86 (c,d)  $     1.66 (e)
                                                     ===========       ===========      ==========        ==========
          Average number of shares outstanding             9,941             9,861           9,913             9,854
                                                     ===========       ===========      ==========        ==========

 Diluted Earnings Per Share
          Income from continuing operations          $      0.32 (a)   $      0.32 (b)  $     0.86(c,d)   $     1.06 (e)
                                                     ===========       ===========      ==========        ==========
          Net income                                 $      0.32 (a)   $      0.72 (b)  $     0.86(c,d)   $     1.65 (e)
                                                     ===========       ===========      ==========        ==========
          Average number of shares outstanding             9,988             9,867           9,940             9,882
                                                     ===========       ===========      ==========        ==========

          -------------------
          (a)      Amounts for the third quarter of 2003 include a pretax gain of $1,846,000 ($1,200,000 aftertax or $.12 per share)
                   from the redemption of the Company's investment in Vitas Healthcare Corporation ("Vitas") preferred stock and pretax dividend income from Vitas preferred stock of $371,000 ($328,000 aftertax or $.03 per share).

          (b)     Amounts for the third quarter of 2002 include pretax interest income of $816,000 ($530,000 aftertax or $.05 per share) from interest on a federal income tax refund relating to operations discontinued in 1997 and pretax dividend income from Vitas preferred stock of $712,000 ($629,000 aftertax or $.06 per share).

          (c)     Amounts for the first nine months of 2003 include a pretax charge of $3,627,000 ($2,358,000 aftertax or $.24 per share) from severance charges incurred in the first quarter of 2003.

          (d)     Amounts for the first nine months of 2003 include aggregate pretax gains of $5,390,000 ($3,351,000 aftertax or
                  $.34 per share) from the redemption of Vitas preferred stock and the sales of investments and pretax dividend income from Vitas preferred stock of $1,794,000 ($1,585,000 aftertax or $.16 per share).

          (e)     Amounts for the first nine months of 2002 include a pretax gain of $1,141,000 ($775,000 aftertax or $.08 per share) from the sales of investments, pretax dividend income from Vitas preferred stock of $2,135,000
                  ($1,886,000 aftertax or $.19 per share) and pretax interest income of $816,000 ($530,000 aftertax or $.05 per share) from interest on a federal income tax refund relating to operations discontinued in 1997.

ROTO-ROOTER, INC.
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

                                                                                 September 30,
                                                                       ---------------------------
                                                                           2003             2002*
                                                                       ----------       ----------
Assets
         Current assets
                  Cash and cash equivalents                            $   72,607       $   15,603
                  Accounts receivable less allowances                      13,310           13,453
                  Inventories                                               8,548           10,111
                  Statutory deposits                                        9,852           12,304
                  Current deferred income taxes                             7,204            8,442
                  Current assets of discontinued operations                     -           36,555
                  Prepaid expenses and other current assets                14,225            8,256
                                                                       ----------       ----------
                           Total current assets                           125,746          104,724
         Investments of deferred compensation plans held in trust          16,832           14,746
         Other investments                                                  5,546           36,768
         Note receivable                                                   12,500                -
         Properties and equipment, at cost less accumulated
             depreciation                                                  47,456           49,309
         Identifiable intangible assets less accumulated amortization       2,450            3,042
         Goodwill less accumulated amortization                           113,437          131,144
         Noncurrent assets of discontinued operations                           -           43,485
         Other assets                                                      16,908           13,399
                                                                       ----------       ----------
                           Total Assets                                $  340,875       $  396,617
                                                                       ==========       ==========
Liabilities
         Current liabilities
                  Accounts payable                                     $    5,033       $    6,464
                  Current portion of long-term debt                           463              366
                  Income taxes                                              7,294            7,465
                  Deferred contract revenue                                16,053           20,390
                  Accrued insurance                                        16,844           17,293
                  Current liabilities of discontinued operations                -           11,071
                  Other current liabilities                                20,347           20,677
                                                                       ----------       ----------
                           Total current liabilities                       66,034           83,726
         Long-term debt                                                    25,635           50,728
         Mandatorily redeemable convertible preferred securities of
         the Chemed Capital Trust                                          14,146           14,186
         Deferred compensation liabilities                                 16,824           14,721
         Noncurrent liabilities of discontinued operations                      -            2,339
         Other liabilities                                                 10,105            9,620
                                                                       ----------       ----------
                           Total Liabilities                              132,744          175,320
                                                                       ----------       ----------
Stockholders' Equity
         Capital stock                                                     13,452           13,461
         Paid-in capital                                                  169,406          168,359
         Retained earnings                                                137,790          152,265
         Treasury stock, at cost                                         (110,492)        (112,562)
         Unearned compensation                                             (3,389)          (5,087)
         Deferred compensation payable in Company stock                     2,294            2,266
         Notes receivable for shares sold                                    (930)            (946)
         Accumulated other comprehensive income                                 -            3,541
                                                                       ----------       ----------
                           Total Stockholders' Equity                     208,131          221,297
                                                                       ----------       ----------
                           Total Liabilities and Stockholders'
             Equity                                                    $  340,875       $  396,617
                                                                       ==========       ==========

Book Value Per Share                                                   $    21.07       $    22.59
                                                                       ==========       ==========
*Reclassified to conform to 2003 presentation